Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated September 14, 2022, with respect to the consolidated financial statements of MYT Netherlands Parent B.V. and its subsidiaries, incorporated herein by reference.

/s/ KPMG AG Wirtschaftsprüfungsgesellschaft

Munich, Germany

May 25, 2023